[EXHIBIT 10xx TO COLONIAL GAS COMPANY
                FORM 10-K FOR YEAR ENDED 12/31/94]

                                                Page:  1


                                               Date:  01/01/95


 COLONIAL GAS COMPANY
POLICY AND PROCEDURE
(90-085.700) ALL DIVISIONS
RATE INCREASE DEFERRAL INCENTIVE POLICY

PURPOSE

The purpose of this policy is to establish an incentive compensation program to reward individuals who have direct control over budgetary expenditures for each year that Colonial is able to defer a rate increase.

SCOPE

This policy applies to regular, full-time management personnel who hold the position of President, Corporate Vice President, Divisional Vice President, Director or Manager who have budgetary responsibility. This policy also applies to individuals who have budgetary control and similar responsibilities as the positions mentioned above but who may not have the specific title.

POLICY

The Company will pay a bonus to the individuals who are eligible for this program in accordance with the guidelines listed below for each year that Colonial does not file for a rate increase. Bonuses will not be paid until the decision has been made for the applicable fiscal year.

Guidelines for administration of this policy:

To be eligible to be considered as a participant in a category, an individual must have been in their position for a minimum of eight (8) months during the previous calendar year.

Anyone who has been in his/her current position for less than eight (8) months, will be slotted in the previous bonus category. In the event that this change results in a job category that is not part of this program, the individual will not be eligible for consideration during the current year.

To be eligible to receive a bonus, the individual must have received a performance rating of at least competent (3) in his/her current position. In the event that an individual had changed his/her position during the previous year, has been in his/her current position for less than eight (8)


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_____ Revised				  F.L. Putnam, III
			          Title:  President

months and for purposes of this policy has been slotted in his/her previous category, if applicable, and it is determined that he/she would have received at least a competent rating had he/she not changed positions, then that individual will also be eligible to receive a bonus.

Bonus Amounts:
                Year Rate
		Increase				   Year 5
Category	Requested  Year 1  Year 2  Year 3  Year 4  and on

President and	   $0	     $0	   $3,000  $5,000  $7,500 $10,000
Corporate V.P.s

Directors and	   $0	     $0	   $2,000  $3,000  $5,000  $7,500
Divisional V.P.s

Managers	   $0	     $0	   $1,000  $2,000  $3,000  $5,000

PROCEDURES

Each year a committee consisting of the President and corporate officers from the Human Resources, Operations, Finance, and Gas
Supply Departments will meet to review the criteria and eligible participants under this Policy.

Once a definitive decision has been made that Colonial will not be filing for a rate increase during the applicable calendar year, a request will be sent to payroll to issue checks in accordance with the bonus schedule listed above for those who meet the guidelines established in this Policy. These bonuses will be paid under the earnings code RDI.


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						Title:  President

This Policy may be modified or rescinded at the discretion of management.


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_____ Revised						F.L. Putnam, III
						Title:  President

                [END OF EXHIBIT 10xx TO COLONIAL GAS COMPANY
                     FORM 10-K FOR YEAR ENDED 12/31/94]